UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2007

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)
Delaware	93-1051328
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
[Missing Graphic Reference]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2007, by unanimous written consent, the Board of Directors of Chordiant Software, Inc. (the “Company”) approved the following compensation arrangements for Peter Norman, the Company’s Chief Financial Officer.

•	The annual salary for Mr. Norman was increased, effective March 1, 2007, to $250,000; and
•
Mr. Norman will receive a one-time cash bonus of $100,000, payable one-half as soon as practicable, and one-half on December 31, 2007 (the “Second Payment”) provided that he is an employee in good standing on that date. Notwithstanding the foregoing, in the event there is a “change in control” of the Company as defined in the Change in Control Agreement between the Company and Mr. Norman and Mr. Norman’s employment is involuntarily terminated within 12 months of such change in control event (the “Termination Date”), Mr. Norman shall be paid the Second Payment on the earlier of December 31, 2007 and the Termination Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 2, 2007	CHORDIANT SOFTWARE, INC

	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel President and Chief Executive Officer